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                                                                    EXHIBIT 11

NORTHSTAR COMPUTER FORMS, INC. AND SUBSIDIARY
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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                                                                 Fiscal Year Ended October 31
                                                              ------------------------------------
                                                                 1997         1996        1995
NET EARNINGS                                                  $4,135,922   $1,263,056   $1,363,410
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EARNINGS PER SHARE

Primary (1)                                                   $     2.25   $      .72   $      .78
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Fully diluted (2)                                             $     2.21   $      .72   $      .78
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AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES

Primary (1):
  Weighted average number of common shares outstanding         1,732,102    1,715,106    1,707,984
  Common equivalent shares:
    Dilutive stock options, using Treasury Stock Method          110,040       47,575       42,745
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                                                               1,842,142    1,762,681    1,750,729
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Fully diluted (2):
  Weighted average number of common shares outstanding         1,732,102    1,715,106    1,707,984
  Common equivalent shares:
    Dilutive stock options, using Treasury Stock Method          138,779       50,558       42,745
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                                                               1,870,881    1,765,664    1,750,729
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